UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 14, 2014

American Superconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-19672	04-2959321
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

64 Jackson Road Devens, Massachusetts	01434
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (978) 842-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On March 14, 2014, the Board of Directors of American Superconductor Corporation (the “Company”) approved a restructuring plan consolidating the Company’s U.S. grid manufacturing and product development program and diversifying its international wind power manufacturing operations. Specifically, the plan includes the (i) consolidation of the Company’s Middleton, Wisconsin facility into its headquarters located in Devens, Massachusetts in order to locate the Company’s Gridtec Solutions team in one location, (ii) transfer of capacity to manufacture electrical control systems for customers outside of China from the Company’s Suzhou, China facility to a new manufacturing operation in Timisoara, Romania, and (iii) reduction of its global workforce. The Company’s China facility is expected to continue to support the Chinese wind market, and customers outside of China will continue to have their electrical control systems manufactured in China until the new facility in Romania is operational.

The restructuring plan will impact as many as 120 total employees of the Company located at its Middleton, Wisconsin, Devens, Massachusetts and Suzhou, China locations. However, as a result of the need to relocate certain positions, the net reduction in positions is expected to be approximately 5-10% of the Company’s global workforce by December 31, 2014.

As a result of these workforce reductions and the office consolidation, the Company expects to record restructuring and other charges for severance, facility closure, relocation, operating inefficiencies, and other costs of between $4 million and $6 million in cash by December 31, 2014, excluding any non-cash impairment charges which have yet to be determined. Of these charges, the Company expects to record approximately $1 million in restructuring charges in the fourth quarter of fiscal 2013 ending March 31, 2014. Once these actions are completed, the Company expects to realize approximately $3 million of annualized cost savings starting in the fourth quarter of fiscal 2014 ending March 31, 2015.

Forward-Looking Statements

Statements in this report that are not strictly historical in nature constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding the Company’s expectations regarding the Company’s restructuring actions, including the costs, timing, net position reduction, and costs savings of the actions, expectations regarding the Company’s China facility, product and market plans, and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions. Such forward-looking statements represent management’s current expectations and are inherently uncertain. Actual results may differ materially from what management currently expects because of many risks and uncertainties, including: risks related to the Company not being able to implement the restructuring actions in a timely basis or for the costs that it expects; the risk that the Company will not realize any synergies from the consolidation; risks related to the Company not being able to achieve the financial results from the consolidation; and risks related to manufacturing electrical control system in Romania. These and the important factors discussed in the “Risk Factors” section of the Company’s most recent quarterly or annual report filed with the SEC, among others, could cause actual results to differ materially from those indicated by forward-looking statements made herein and presented elsewhere by management from time to time. In addition, any forward-looking statements included in this report represent the Company’s expectations as of the date of this report. While the Company anticipates that subsequent events and developments may cause the Company’s views to change, the Company specifically disclaims any obligation to update these forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SUPERCONDUCTOR CORPORATION

Date: March 19, 2014	By:	/s/ David A. Henry
David A. Henry
Senior Vice President and Chief Financial Officer

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